Exhibit 1.1
                                                                     -----------

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES


                        1999-D, CLASS B-1 TERMS AGREEMENT


                                                        Dated: February 17, 2000



To:      Oakwood Mortgage Investors, Inc. (the "Company")
         Oakwood Acceptance Corporation ("OAC")

Re:      Underwriting Agreement Standard Provisions dated
         May 1999 (the "Standard Provisions")


Series
Designation:      Pass-Through Certificates, Series 1999-D, Classes A-1, M-1,
                  M-2, B-1, B-2, X and R (collectively, the "Certificates"). The
                  Class B-1 Certificates are referred to herein as the "Underwritten Certificates."


         UNDERWRITING AGREEMENT: Subject to the terms and conditions set forth herein and to the terms of the Standard Provisions, which are incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter hereby agrees to purchase from the Company, on February 25, 2000, the aggregate outstanding principal amount of the Underwritten Certificates set forth in Schedule A hereto at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriter are subject to: (i) receipt by the Company of confirmation of the ratings on the Underwritten Certificates as set forth herein, (ii) receipt by the Underwriter of the Transfer Agreement dated as of February 25, 2000, by and between the Company and Oakwood Financial Corporation ("OFC"), relating to the transfer of the Underwritten Certificates from OFC to the Company, being in form and substance satisfactory to the Underwriter.

         The Certificates were issued by a trust (the "Trust") established by the Company pursuant to a Pooling and Servicing Agreement dated as of August 1, 1999 among the Company, OAC, as servicer (the "Servicer") and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (May 1999 Edition) (collectively, the "Pooling and Servicing Agreement").

The Certificates represent in the aggregate the entire beneficial ownership interest in the assets of the Trust which consist primarily of fixed-rate installment sales contracts secured by units of manufactured housing (the "Contracts") with original terms to maturity not exceeding 30 years and fixed-rate and adjustable rate mortgage loans secured by first liens on the real estate to which the related manufactured homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts, the "Assets") with original terms to maturity not exceeding 30 years, in each case having the characteristics described in the Prospectus Supplement dated February 23, 2000, relating to the Underwritten Certificates (the "Prospectus Supplement"), to the Prospectus Supplement (the "Original Prospectus Supplement") and Prospectus (together with the Original Prospectus Supplement, the "Original Prospectus"), each dated September 3, 1999.

         REGISTRATION STATEMENT: References in the Standard Provisions to the Registration Statement shall be deemed to include registration statement No. 333-72621.

         TERMS OF THE CERTIFICATES:

======================== ====================== ======================= ===================== ======================
         Class                 Principal             Pass-Through             Ratings               Purchase
      Designation               Amount (1)                Rate              Moody's S&P               Price
------------------------ ---------------------- ----------------------- --------------------- ----------------------
          B-1                 $16,624,000                (2)            "Baa2"        "BBB"        67.437500%
------------------------ ---------------------- ----------------------- --------------------- ----------------------

(1) As of the close of business on the Distribution Date immediately preceding the Closing Date, after giving effect to all distribution on such date.
(2) The Pass-Through Rate for the Class B-1 Certificates equals the lesser of 7.000% per annum and the Weighted Average Net Asset Rate.

         SUBORDINATION FEATURES: The Class B-1 Certificates are subordinated to the Class A Certificates and the Class M Certificates, all as described in the Prospectus Supplement and the Original Prospectus Supplement.

         DISTRIBUTION DATES: Each Distribution Date shall be the 15th day of each month, or if such day is not a business day, on the next succeeding business day. The first Distribution Date occurred in September 1999.

         REMIC ELECTION: An election has been made to treat some or all of the assets of the Trust as one or more real estate mortgage investment conduits for federal income tax purposes (the "REMIC"). The Underwritten Certificates have been designated as "regular interests" in the REMIC.

         PURCHASE PRICE: The Underwriter has agreed to purchase the Underwritten Certificates from the Company for the purchase price expressed in the table above as a percentage of the Certificate Principal Balance thereof as of the close of business on the Distribution Date immediately preceding the Closing Date, after giving effect to all distributions on such date. Payment of the purchase price for the Underwritten Certificates shall be made to the Company in federal or similar immediately available funds payable to the order of the Company.

         DENOMINATIONS: The Underwritten Certificates are issuable in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         FEES: It is understood that servicing fees may be withheld from the payments on the Assets in each month prior to distributions on the Certificates on the Distribution Date occurring in such month to the extent permissible under the Pooling and Servicing Agreement.

         CLOSING DATE AND LOCATION: 10:00 a.m. Eastern Time on February 25, 2000, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074. The Company will deliver the Underwritten Certificates to the Underwriter in book-entry form only, through the same-day funds settlement system of The Depository Trust Company on the Closing Date.

         DUE DILIGENCE: At any time prior to the Closing Date, the Underwriter has the right to inspect the Asset Files and the related loan origination procedures and to confirm the existence of the related manufactured homes or mortgaged properties to ensure conformity with the Prospectus Supplement and the Original Prospectus.

         CONTROLLING AGREEMENT: This Terms Agreement sets forth the complete agreement among the Company, OAC and the Underwriter and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Standard Provisions, the Prospectus Supplement or the Original Prospectus, as the case may be.

         COMPUTATIONAL MATERIALS: The Underwriter hereby represents and warrants that any information attached hereto as Exhibit 1 constitutes all "Collateral Term Sheets" (as such term is defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995 (collectively, the "PSA Letters")) disseminated by it in connection with the Underwritten Certificates; all "Structural Term Sheets" and "Computational Materials" disseminated by it in connection with the Underwritten Certificates and all "Series Term Sheets" (as such term is defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996).

         For purposes hereof, as to the Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the Prospectus Supplement or Original Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Company (the "Computer Tape"). The Underwriter agrees, assuming (i) all information provided by the Company (including the Computer Tape) is accurate and complete in all material respects and (ii) the Company's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by the Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans or the Contracts provided by the Company to the Underwriter in writing or through electronic transmission), and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this paragraph shall be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the provisions of this paragraph, the Underwriter shall not be required to pay any amount with respect to the indemnities provided hereunder in excess of the underwriting discount or commission applicable to the Underwritten Certificates purchased by it hereunder.

         INFORMATION PROVIDED BY THE UNDERWRITER: It is understood and agreed that the information set forth under the heading "Underwriting" in the Original Prospectus Supplement (except for the last paragraph relating to the estimated fees and expenses) and the information set forth under the heading "Underwriting" in the Prospectus Supplement is the only information furnished by the Underwriter for inclusion in the Registration Statement and the Original Prospectus and Prospectus Supplement, respectively.

         TRUSTEE: The Chase Manhattan Trust Company, National Association will act as Trustee of the Trust.

         BLUE SKY QUALIFICATIONS: The Underwriter specifies no jurisdictions and the parties do not intend to qualify the Underwritten Certificates in any jurisdiction.

         STATE TAX OPINIONS: The Company shall deliver to the Underwriter an opinion of counsel pursuant to Section 6(d)(iii) of the Standard Provisions with respect to the State of North Carolina and the Commonwealth of Pennsylvania.

         BLACKOUT PERIOD:  None.

         APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         NOTICES: All communications hereunder will be in writing and effective only upon receipt and will be mailed, delivered or telegraphed and confirmed to the parties at:

                    Oakwood Mortgage Investors, Inc.
                    101 Convention Center Drive
                    Suite 850
                    Las Vegas, Nevada  89109
                    Attention: Monte L. Miller

                    Oakwood Acceptance Corporation
                    7800 McCloud Road (27409-9634)
                    P.O. Box 27081
                    Greensboro, North Carolina 27425-7081
                    Attention:  Douglas Muir

                    Credit Suisse First Boston Corporation
                    Eleven Madison Avenue
                    5th Floor
                    New York, New York  10010
                    Attention:  Fiachra O'Driscoll

         REQUEST FOR OPINIONS: (a) The Company and OAC hereby request and authorize Hunton & Williams, Kolesar & Leatham, Chtd. and Myles E. Standish, Esq., as their counsel in this transaction, to issue on behalf of the Company and OAC, such legal opinions to the Underwriter, its counsel, the Trustee and the Rating Agencies as may be required by any and all documents, certificates or agreements executed in connection with this Agreement.

         (b) The Underwriter hereby requests and authorizes Simpson Thacher & Bartlett, as its special counsel in this transaction, to issue to the Underwriter such legal opinions as it may require, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may request for the purpose of enabling them to pass upon such matters.

         The Underwriter agrees, subject to the terms and provisions of the Standard Provisions, a copy of which is attached hereto, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.


                                       CREDIT SUISSE FIRST BOSTON CORPORATION


                                       By:  /s/  Fiachra O'Driscoll
                                            -----------------------
                                           Name:  Fiachra O'Driscoll
                                                --------------------
                                           Title: Director
                                                 ---------


Accepted and acknowledged
As of the Date First
Above Written:


OAKWOOD MORTGAGE INVESTORS, INC.


By: /s/  Dennis Hazelrigg
   ----------------------
      Name:  Dennis Hazelrigg
            -----------------
      Title: President
            ----------


OAKWOOD ACCEPTANCE CORPORATION


By: /s/  Douglas R. Muir
   ---------------------
      Name:  Douglas R. Muir
            ----------------
      Title: Vice President
            ---------------

                                   SCHEDULE A


                             Class B-1 Certificates


                                                           Class B-1
                                                           ---------

Credit Suisse First Boston Corporation...................$16,624,000
         Total...........................................$16,624,000
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                                      A-1

                                    Exhibit 1
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                                     [None]